                                                                            99.2

                     A.B. WATLEY GROUP INC. AND SUBSIDIARIES
           Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of A. B. Watley Group Inc., a Delaware corporation ("Watley"), and On-Site Trading, Inc., a Delaware corporation ("On-Site"), and have been prepared to illustrate the effects of the acquisition described below. The unaudited pro forma combined condensed financial statements are presented for illustration purposes only in accordance with the assumptions set forth below, are not necessarily indicative of the combined financial positions or results of operations which may be reported in future periods, nor of the financial position or results of operations that would have occurred if Watley and On-Site had been a combined company during the periods specified, nor had the acquisitions been completed on the dates indicated.

On November 2, 2001, Watley completed the acquisition of the customer lists and certain other On-Site assets, including its 100% voting interest in On-Site Trading LLC (the "LLC"), a broker-dealer subsidiary (subsequently renamed ABW TRADING, LLC), and assumed certain liabilities, including the $1,800,000 obligation of the subsidiary's former class A member to the class B members ("Minority Interest"). The acquisition was accounted for under the purchase method of accounting. Pursuant to the terms of the Asset Purchase Agreement between Watley and On-Site (the "Asset Purchase Agreement"), Watley issued 1,875,000 shares of its common stock to On-Site. Of these shares, 937,500 shares were delivered at closing and 468,750 shares ("Escrow Shares") were held in escrow to be released to On-Site on November 2, 2002, unless there are outstanding claims by Watley for indemnification under the Asset Purchase Agreement. The remaining 468,750 shares ("Deferred Shares") were held in escrow and are contingent upon achieving certain post-acquisition revenues.

On March 19, 2002, Watley reclaimed 361,944 shares of the Escrow Shares and assumed additional obligations of the broker-dealer subsidiary's former class A member to the Minority Interest of $1,050,000 in excess of the $1,800,000 Watley had agreed to assume. Pursuant to the Asset Purchase Agreement, the reclaimed shares were valued at $2.90. If any portion of the liability is recovered, Watley will re-deposit shares into escrow equal to the amount recovered, valued at $2.90 per share. Watley has retroactively adjusted its accounting for this transaction to reflect the reduced amount of shares issued and the corresponding increase in Minority Interest assumed. As a result, for financial statement purposes the purchase price recorded was $5,703,000.

The unaudited pro forma combined condensed financial statements and related notes are qualified in their entirety by reference to, and should be read in conjunction with: (i) the historical financial statements and related notes of On-Site included in the Company's Report on Form 8-K/A filed on January 16, 2002, and (ii) the historical financial statements and related notes of Watley contained in Watley's Annual Report on Form 10-K/A for the year ended September 30, 2001.

The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisition by Watley of On-Site using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based upon the respective historical audited and unaudited financial statements and related notes of Watley and On-Site. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ from those presented in these pro forma financial statements. The final purchase price allocation will be completed after asset and liability valuations are final, and after any contingent consideration related to the acquisition of On-Site is determined. The preliminary allocations are based on assumptions that Watley's management believes are reasonable. Final adjustments may result in a different allocation of the purchase price, which would affect the value assigned to the tangible and intangible assets or could result in a change on the statement of operations.

The unaudited pro forma combined condensed statement of financial condition assumes that the acquisition took place on September 30, 2001, and combines Watley's unaudited statement of condition and statement of operations with On-Site's unaudited statement of condition. The unaudited proforma combined condensed statement of operations assumes that the acquisition became effective as of October 1, 2000. Certain reclassifications have been made to Watley's and On-Site's historical financial statements to conform to Watley's current financial statement classifications.

The pro forma earnings do not reflect any potential operating cost savings that may result from the consolidation of operations of Watley and On-Site and are not necessarily indicative of any operating cost savings that may be realized.

                     A.B. Watley Group Inc. and Subsidiaries
     Unaudited Pro Forma Combined Condensed Statement of Financial Condition
                          Year ended September 30, 2001

                                                      Historical                                          Pro Forma
                                                      ----------                      Pro Forma           Combined
                                                        Watley         On-Site       Adjustments            Watley
                                                      ------------    ------------    ------------      ------------
Assets

Cash and cash equivalents                             $  1,008,387    $    118,802    $   (118,802)  b  $  1,008,387
Securities owned at market value                           343,434       4,623,560         (72,582)  b     4,894,412
Intangibles                                                   --              --         8,585,575   b     8,585,575
Secured demand note receivable                                --         2,700,000      (2,700,000)  b          --
Furniture & equipment and leasehold improvements        14,806,945         769,680        (619,680)  b    14,956,945
Receivable from clearing broker                          2,294,533            --              --           2,294,533
Loans receivable from related party                        257,197            --              --             257,197
Employee loans receivable                                     --            46,667         (46,667)  b          --
Receivable from licensees                                     --           356,725        (356,725)  b          --
Other assets                                             2,822,180         706,680      (1,135,491)  b     2,393,369
                                                      ------------    ------------    ------------      ------------
Total assets                                          $ 21,532,676    $  9,322,114    $  3,535,628      $ 34,390,418
                                                      ============    ============    ============      ============

Liabilities and Stockholders' Equity

                                       Liabilities:

Payable to brokers and dealers                        $       --      $  1,937,515    $ (1,849,615)  b  $     87,900
Bank overdraft payable                                        --           212,095        (203,462)  b         8,633
Loan payable                                             3,437,323         233,333            --           3,670,656
Accrued expenses and other payables                      6,568,108       1,252,987      (1,201,487)  b     6,619,608

Notes payable to related party                           4,350,000            --              --           4,350,000
Securities sold short not yet due for settlement           372,545       3,358,583            --           3,731,128
Subordinated borrowings                                    530,000       6,700,000      (6,700,000)  b       530,000
Other liabilities                                        3,342,509            --              --           3,342,509
                                                      ------------    ------------    ------------      ------------
Total liabilities                                       18,600,485      13,694,513      (9,954,564)       22,340,434
                                                      ------------    ------------    ------------      ------------

                                  Minority Interest                      3,958,269                         3,958,269
                                                      ------------    ------------                      ------------

Stockholders' Equity:

Preferred stock                                               --                80             (80)  b          --
Common stock                                                10,996             100            (100)  b        12,509
                                                                                             1,513   a

Additional paid in capital                              37,224,984       4,370,821      (4,370,821)  b    42,382,995
                                                                                         5,158,011   a

Options cost and deferred compensation, net               (727,361)                                         (727,361)
Retained earnings/members' equity                      (33,576,428)    (12,701,669)     12,701,669   a   (33,576,428)
                                                      ------------    ------------    ------------      ------------
Total stockholders' equity                               2,932,191      (8,330,668)     13,490,192         8,091,715
                                                      ------------    ------------    ------------      ------------
Total liabilities & equity                            $ 21,532,676    $  9,322,114    $  3,535,628      $ 34,390,418
                                                      ============    ============    ============      ============

                     A.B. Watley Group Inc. and Subsidiaries
         Unaudited Pro Forma  Condensed Combined Statement of Operations
                      For The Year Ended September 30, 2001



                                                      Historical                                   Pro Forma
                                                      ----------                    Pro Forma       Combined
                                                        Watley        On-Site      Adjustments       Watley
                                                      ----------     ----------     ----------     ----------
Revenues:
Commissions                                           18,887,752     32,156,263             --     51,044,015
Trading income                                         3,196,844      1,465,884             --      4,662,728
Interest and dividend income                           2,090,189      3,861,331             --      5,951,520
Data service fees                                      1,297,117                                    1,297,117
Other income                                                          1,189,110             --      1,189,110
                                                      ----------     ----------     ----------     ----------
Total revenues                                        25,471,902     38,672,588             --     64,144,490
                                                      ----------     ----------     ----------     ----------

Interest expense                                       1,251,084      1,250,770       (467,219) d   2,034,635
                                                      ----------     ----------     ----------     ----------

Net revenues                                          24,220,818     37,421,818        467,219     62,109,855
                                                      ----------     ----------     ----------     ----------

Expenses:
Employee compensation, benefits and branch payouts    12,686,615     19,103,930                    31,790,545
Clearance fees, floor brokerage and execution         10,572,220      7,291,496                    17,863,716
Depreciation and amortization                          5,499,922        625,113      2,861,858 c    8,986,893
Other operating expenses                              15,753,924     12,321,605             --     28,075,529
                                                      ----------     ----------     ----------     ----------
Total expenses                                        44,512,681     39,342,144      2,861,858     86,716,683
                                                      ----------     ----------     ----------     ----------

Loss from operations                                 (20,291,863)    (1,920,326)    (2,394,639)   (24,606,828)

Loss on investments                                      703,614             --             --        703,614
                                                      ----------     ----------     ----------     ----------
Loss before income tax                               (20,995,477)    (1,920,326)    (2,394,639)   (25,310,442)

Income tax provision                                      28,697          2,160             --         30,857
                                                      ----------     ----------     ----------     ----------
Net loss before minority interest                    (21,024,174)    (1,922,486)    (2,394,639)   (25,341,299)

Minority interest                                             --     (4,682,505)            --     (4,682,505)
                                                      ----------     ----------     ----------     ----------
Net loss                                             (21,024,174)    (6,604,991)    (2,394,639)   (30,023,804)
                                                      ==========     ==========     ==========     ==========

A. B. Watley Group Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

     1. Basis of Presentation

The unaudited pro forma combined condensed financial statements reflect the recording of entries required under the purchase method of accounting pursuant to Statement of Financial Accounting Standards Nos. 141 and 142. Under this method of accounting, the purchase price is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the combination. The excess of consideration paid over the estimated fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets will be amortized as a charge to earnings over their expected life. The pro forma adjustments are based on estimates.

     2. Pro Forma Adjustments

(a) Purchase Price

On November 2, 2001, Watley completed the acquisition of the customer lists and certain other On-Site assets, including its 100% voting interest in the LLC, a broker-dealer subsidiary (subsequently renamed ABW TRADING, LLC), and assumed certain liabilities, including the $1,800,000 obligation of the subsidiary's former class A member to the Minority Interest. The acquisition was accounted for under the purchase method of accounting. Pursuant to the terms of the Asset Purchase Agreement, Watley issued 1,875,000 shares of its common stock to On-Site. Of these shares, 937,500 shares were delivered at closing and Escrow Shares were held in escrow to be released to On-Site on November 2, 2002, unless there are outstanding claims by Watley for indemnification under the Asset Purchase Agreement. The Deferred Shares were held in escrow and are contingent upon achieving certain post-acquisition revenues.

On March 19, 2002, Watley reclaimed 361,944 shares of the Escrow Shares and assumed additional obligations of the broker-dealer subsidiary's former class A member to the Minority Interest of $1,050,000 in excess of the $1,800,000 Watley had agreed to assume. Pursuant to the Asset Purchase Agreement, the reclaimed shares were valued at $2.90. If any portion of the liability is recovered, Watley will re-deposit shares into escrow equal to the amount recovered, valued at $2.90 per share. Watley has retroactively adjusted its accounting for this transaction to reflect the reduced amount of shares issued and the corresponding increase in Minority Interest assumed. Excluding the Escrow Shares reclaimed, Watley issued 1,513,057 shares at a purchase price of $3.41 per share. The $3.41 per share price was determined by calculating a weighted averaged of the share price of Watley's common stock for the 3 days prior and 3 days subsequent to the date of the announcement of the acquisition of On-Site's assets. The excess purchase price of $8,586,000 over the fair value of the net tangible liabilities acquired was allocated to "Intangibles" representing the customer lists acquired. As a result, for financial statement purposes the purchase price recorded was $5,703,000.

--------------------------------------------------------------------------------
Issuance of Watley shares
--------------------------------------------------------------------------------
Common stock, $.001 par value, 1,513,057 shares issued              $ 5,159,524
--------------------------------------------------------------------------------
Direct costs                                                            543,402
--------------------------------------------------------------------------------
Total purchase price                                                $ 5,702,926
--------------------------------------------------------------------------------

Preliminary Purchase Price Allocation

--------------------------------------------------------------------------------
Net liabilities acquired                                            $(2,882,649)
--------------------------------------------------------------------------------
Intangibles                                                         $ 8,585,575
--------------------------------------------------------------------------------

(b) Elimination of On-Site's asset and liabilities

Adjustment reflects the elimination of On-Site's asset and liabilities not purchased or assumed pursuant to the Asset Purchase Agreement consummated on November 2, 2001 plus the reallocation of direct costs related to the acquisition incurred by Watley.

(c) Amortization of intangible assets

Adjustment to reflect the amortization expense related to intangible assets, primarily On-Site's customer base. For purposes of these pro-forma financial statements, it is assumed that the entire excess purchase price is allocable to the customer base, which has an estimated life of 3 years. The final purchase price allocation may result in a different allocation and amortization period after certain intangible assets, such as customer lists and trademarks, are appraised. Watley does not expect the change in amortization expense to be material.

(d) Interest Expense

Adjustment reflects the elimination of interest expense related to subordinated liabilities of On-Site that were not assumed by Watley pursuant to the Asset Purchase Agreement consummated on November 2, 2001.

(e) Restructuring Costs

The pro forma information is not necessarily indicative of the results that would have been achieved had such transaction been consummated as of the aforementioned dates, or that may be achieved in the future. In particular, the pro forma financial statements do not give any cost savings or additional synergies that may be realized by Watley as a result of the acquisition. The Company expects to realize cost savings in employee compensation and related costs, due to the reduction of duplicate staff and in commissions, floor brokerage and clearing charges and other expenses due to the intergration of operations. No assurances can be given with respect to any operating cost savings that may be realized.